BOLDFACE Group, Inc. Updates Shareholders on its Financial Results and Highlights for
its Second Quarter and Six Months Ended December 31, 2012

Santa Monica, Calif., Feb. 26, 2013 - BOLDFACE Group, Inc. (BLBK), a celebrity beauty licensing company (the “Company”) founded by beauty industry veterans focused on top tier entertainment and designer brands for opportunities in the beauty, fragrance and home care markets, is pleased to update its shareholders on the Company’s financial results and highlights for its second quarter and six months ended December 31, 2012. The Company achieved net revenues of $1.526 million for the second quarter, after a successful introduction of its limited edition Holiday collection to 4,500 retail stores of its Khroma Beauty by Kourtney, Kim and Khloe beauty line at select retailers including CVS, Ulta Beauty, Sears, Fred Meyer and Meijer.

Highlights for the second quarter and six months ended December 31, 2012 include:

•	Net revenues of $1.526 million for the second quarter, compared to the Company having no revenues in the prior periods.

•	Gross profit of $0.469 million for the second quarter or 30.8% of net revenues.

•	GAAP net loss was $(3.086) million or $(0.04) per fully diluted share for the six month period, including $0.3 million in stock-based compensation expense and non-cash expenses of $0.4 million, including $0.3 million for derivative liability losses incurred during the period.

•	On a non-GAAP basis, excluding the stock-based compensation expense and non-cash expenses, for the six month period net loss was $(2.375) million or $(0.03) per fully diluted share. (See the important discussion about the presentation of non-GAAP financial measures, and reconciliation to the most directly comparable GAAP financial measures, below.)

•	During the second quarter, the Company raised $2.0 million in convertible debt and $0.23 million equity in connection with its private placement offering. Additionally, the Company also secured a factoring line to finance its accounts receivable and fund inventory commitments.

•	The acquisition of the Mario Lopez fragrance license.

•	Receiving retailer purchase orders for the comprehensive launch of the Kardashian line from Holiday retail partners such as CVS, Ulta Beauty, Sears, Fred Meyer and Meijer, as well as new partners including Duane Reade, Beauty.com and Drugstore.com.

“We are pleased with achieving revenues this quarter and a successful launch of our Khroma Beauty by Kourtney, Kim and Khloe brand,” said Nicole Ostoya, CEO of the Company. “We look forward to continuing our growth and to launching the Kardashian brand in additional doors and retailers in the U.S. and internationally.”

Reconciliation of Non-GAAP Financial Measures

(unaudited)

Six Months Ended
($ in actuals)	December 31, 2012

GAAP Net Loss	$(3,086,266)
Non-GAAP Adjustments:
Stock-Based Compensation Expense	289,279
Derivative Liability Loss	346,627
Depreciation & Amortization	75,518
Non-GAAP Net Loss	$(2,374,842)

GAAP net loss per share – diluted	$(0.04)
Non-GAAP adjustments per share – diluted	0.01
Non-GAAP net loss per share – diluted	$(0.03)

About the Company’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures of the Company’s performance (“Non-GAAP financial measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. The Company’s Non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. The Company urges investors to review its reconciliation of Non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

The Company believes that its Non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that the Company excludes when monitoring operating results and assessing performance of the business. The Company believes that its Non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods.

The Company’s management uses Non-GAAP measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the Non-GAAP measures is that they exclude significant expenses and gains required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, the Company presents the Non-GAAP measures in connection with GAAP results, and recommends that investors do not give undue weight to them. The Company believes that Non-GAAP measures provide useful information to investors by allowing them to view the business through the eyes of management, facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

About BOLDFACE

BOLDFACE is a Santa Monica, California based celebrity beauty licensing company founded by beauty industry veterans. Please visit www.boldfacegroup.com for further information.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the availability of additional funding; and the Company’s business, product development, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the United States Securities and Exchange Commission, including the Company’s Current Reports on Form 8-K. The Company does not undertake to update these forward-looking statements.

SOURCE: BOLDFACE Group, Inc.

Website: http://www.boldfacegroup.com